UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170
(Address of principal executive offices) (Zip Code)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On July 15, 2008, Energy Partners, Ltd. (the “Company”) announced that Mr. Stephen D. Longon, age 51, was named Executive Vice President and Chief Operating Officer.  A copy of the press release is attached as Exhibit 99.1 to this current report.

Mr. Longon joined the Company as Senior Vice President of Drilling and Engineering in July 2007, and was named Senior Vice President of Drilling, Engineering and Production in February 2008.  From May 2001 to July 2007, Mr. Longon was employed by Dominion Exploration & Production, Inc. as a General Manager of Production and Operations in its New Orleans office (from May 2005 to July 2007), and as a General Manager in its Houston office (from May 2001 to May 2005).  From September 2000 to May 2001, Mr. Longon was employed by ATP Oil & Gas Corporation as a Production Manager in its Houston office.  Prior to his employment with ATP Oil & Gas Corporation, Mr. Longon was employed by Vastar Resources, Inc. (from 1993 to September 2000) and Atlantic Richfield Company (from 1979 to 1993).

There are no family relationships between Mr. Longon and any of our directors or officers.

In connection with his new position, Mr. Longon’s annual base salary was increased  from $245,000 to $340,000 and his annual bonus target as a percentage of base pay was changed from 50% to 65%.  Mr. Longon has also entered into a Change of Control Severance Agreement (the “Agreement”) and will no longer be a participant under the Company’s Change of Control Severance Plan.  The Agreement provides that if Mr. Longon’s employment terminates within two years following a change of control, as defined in the Agreement, under certain circumstances he will be eligible for three times the sum of (i) his annual rate of base salary for the year of termination and (ii) his average annual bonus from the Company for the three calendar years preceding the calendar year in which such termination of employment occurs.  Previously, he had been eligible for two times the sum of (i) and (ii).

Item 9.01.                                Financial Statements and Exhibits.

Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release, dated July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2008
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary